Exhibit 99.6

June 10, 2004

Invesmar Limited

Calle 26 Sur #48-12

Envigado, Colombia

Attention: President

Dear Sir:

This letter agreement supplements and modifies the terms of the Stock Purchase Agreement (the “SPA”) among Chiquita International Limited, Chiquita Brands LLC, and Invesmar Limited, dated the date of this letter agreement. Capitalized terms used in this letter agreement that are not defined herein are used as defined in the SPA.

We have agreed as follows:

1. Lost Stem Indemnity.

Sellers will indemnify Buyer for the number of boxes of bananas lost by Banadex/El Retiro due to banana plant stem damage incurred as a result of the strike on the following basis:

•	The amount of the indemnity will be $3.50 per box for 92% of the boxes lost and $3.20 per box for 8% of the boxes lost. The volume of boxes for which the $3.50 per box indemnity is paid will be subtracted from the parties’ sale/purchase obligations under the Banana Purchase Agreement for the third quarter of 2004 in Turbo.

•	Stems will not be bagged unless they can be bagged with no more than one week’s delay from their normal bagging week. These unbagged stems will be considered 100% lost and will be harvested and brought to the packing stations and physically counted.

•	Stems that are bagged with a delay of one week will be considered to have suffered a 20% loss with respect to their projected box/stem conversion. These stems will also be physically counted.

Invesmar Limited

June 10, 2004

•	This “lost stem indemnity” will not apply to stems that were bagged before the strike started or to stems that can be bagged within a normal time frame after the resumption of work following the strike.

•	The box/stem conversion factor and recovery rate factor included in Banadex’s long range estimates as of week 23 of 2004 will be applied in the appropriate harvest weeks for purposes of converting lost stems into boxes in order to determine the boxes lost due to reduced box stem conversion from late bagging or no bagging.

•	Sellers may terminate the Stock Purchase Agreement prior to Closing if they believe in good faith that the total amount to be paid to Buyer pursuant to the “lost stem indemnity” in this Section 1 will exceed $1,750,000, unless Buyer agrees within 3 business days after receiving written notice of Sellers’ intention to exercise this right that the maximum amount of Sellers’ “lost stem indemnity” obligation is $1,750,000.

2. Sigatoka Indemnity.

Sellers will indemnify Buyer for the number of boxes lost by Banadex/El Retiro due to black sigatoka infection of its banana plants, if any, and extra sigatoka control costs, if any, caused by agricultural conditions resulting from the strike on the following basis:

•	The “sigatoka indemnity” will only be payable with respect to plants that manifest sigatoka disease during the period starting 12 weeks after the start of the strike and ending 19 weeks after the end of the strike (the “indemnity period”).

•	“Direct damage” means the excess, if any, of the lost number of boxes of bananas (at a rate of $3.50 per box for 74% of the boxes lost and $3.20 for 26% of the boxes lost) for the indemnity period over the average “equivalent losses” incurred by Buyer’s banana-producing affiliate in Colombia for the same calendar periods as the indemnity period during the three preceding years, in each case determined on a per hectare basis. Such excess shall then be multiplied by the number of hectares operated by Banadex/El Retiro. “Equivalent losses” mean the value of the lost boxes due to Sigatoka calculated on a per hectare basis, by applying the per box values shown above to the stems lost during the applicable periods. “Equivalent losses “ will be determined on a regional basis in each of the three regions in the banana zone of Uraba.

Invesmar Limited

June 10, 2004

•	The box/stem conversion factor used to determine the “direct damage” will be the box/stem conversion projected for the applicable harvest weeks per Banadex’s long-range estimates as of week 23 of 2004. This same conversion factor will be used for purposes of determining “equivalent losses” incurred by Buyer’s affiliates due to stems lost during the same calendar periods for the three preceding years.

•	“Extra Sigatoka control costs” means the excess, if any, of costs incurred by Banadex/El Retiro for sigatoka control during the first 12 weeks after the end of the strike over the Sigatoka control costs incurred by Buyer’s affiliate for the comparable 12-week period in 2003, in each case determined on a per hectare basis. Such excess will then be multiplied by the number of hectares operated by Banadex/El Retiro. “Extra Sigatoka control costs” will be determined on a regional basis in each of the three regions in the banana zone of Uraba.

•	Sellers will pay to Buyer 75% of such direct damages and extra Sigatoka control costs, and Buyer will bear the remaining 25%; provided that the maximum amount of this “sigatoka indemnity” payable by Sellers pursuant to this Section 2 will be $750,000 (unless otherwise agreed by Sellers pursuant to Section 4 below).

•	This “sigatoka indemnity” will under no circumstances be payable with respect to any banana plants bagged prior to the beginning of the strike.

•	Sellers will have the burden of demonstrating that any direct Sigatoka damage or extra Sigatoka control costs was not caused by agricultural conditions resulting from the strike. Other causes may include, without limitation, application cycle delays, abnormal weather conditions, lack of well-applied fungicide applications and inadequate airplane equipment.

•	Sellers shall not have any “sigatoka indemnity” obligation under this Section 2 to pay any direct damage with respect to any banana plant unless Buyer has provided Sellers’ representatives with a reasonable opportunity to inspect the plant for sigatoka disease prior to its being chopped down.

•	The volume of boxes for which the $3.50 per box Sigatoka indemnity is paid will be subtracted from the parties’ sale/purchase obligations under the Banana Purchase Agreement for the fourth quarter of 2004 in Turbo.

Invesmar Limited

June 10, 2004

3. Catch-up and Clean-up Costs; Closing.

Sellers shall be responsible for the reasonable costs of clean-up and catch-up in agricultural applications and practices following the end of the strike, including any modified fertilizer applications, as reasonably determined to be appropriate by Banadex’s Planning and Operations Manager and Technical Services Manager. If such work is not completed by Closing, Sellers may, at their option, (a) complete the work after Closing, or (b) allow the Buyer to complete the work at Sellers’ expense. Notwithstanding anything to the contrary set forth in the SPA, (i) Buyer shall not be required to close under the SPA until two (2) weeks after the strike ends in order to allow Sellers the time to complete the work described in this Section 3, and (ii) the thirty (30) day period set forth in Section 2(c) and Section 11(a)(ii) and (iii) of the SPA shall be extended as necessary to accommodate the aforesaid two (2) week period; provided, nothing contained herein shall extend the 90 day period to end the strike set forth in the last paragraph of Section 11(a) of the SPA.

4. Limitations on Indemnity.

(a) Sellers’ indemnity obligations with respect to unbagged and late-bagged stems and sigatoka infection resulting from the strike shall be limited to the provisions of Sections 1-3 above, and the types of damages specified therein shall not be considered, singly or in the aggregate, a Material Adverse Change or Material Adverse Effect (for purposes of the SPA); provided, however, that if at Closing the total of the direct damages and the extra costs of sigatoka control, as set forth in Section 2 above, exceed or are reasonably expected to exceed $1,000,000, and Sellers are unwilling to pay their 75% share of all such costs (notwithstanding the $750,000 cap in Section 2), then Buyer may consider such events a Material Adverse Change for purposes of Section 6 of the SPA and exercise Buyer’s applicable termination remedies.

(b) Except as provided in Sections 1 through 3 above, in no event shall Sellers be required to indemnify Buyer for damages resulting from loss of bananas, stems or clusters, damage to infrastructure, or any other agricultural damage resulting from the strike; provided, however, that nothing herein shall limit Buyer’s right to claim that any such damage (other than damages of the types specified in Sections 1-3 above) constitutes a Material Adverse Change or Material Adverse Effect for purposes of Section 6 of the SPA.

(c) Sellers’ indemnity obligations under this letter agreement shall not be subject to the “basket” limitations contained in clauses (A) and (C) to the proviso to Section 7(b)(i) of the Stock Purchase Agreement.

Invesmar Limited

June 10, 2004

5. Settlement of Strike.

Buyer acknowledges that Sellers may seek to settle the strike independently of the other affected banana-producing companies. However, Sellers will not enter into any new or revised collective bargaining agreement or other agreement with the striking labor union without Buyer’s prior consent. Buyer agrees not to unreasonably withhold or delay such consent if so requested by Sellers.

6. The terms of this letter agreement supersede any contrary terms in the SPA. Except as modified by this letter agreement, the SPA remains in full force and effect.

[Signatures on following page]

Invesmar Limited

June 10, 2004

This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter. If the foregoing correctly sets forth the terms of our agreement, please sign this letter on the line provided below, whereupon it will constitute a binding agreement between us.

Very truly yours,

WITNESSES:	CHIQUITA INTERNATIONAL LIMITED

/s/ Brigida Cabellero de Peña	By:	/s/ John Ordman
	Name:	John Ordman
	Title:	Vice President
/s/ Nazira A. Musa	Date:	June 10, 2004

CHIQUITA BRANDS, LLC

/s/ Jorge Solergibert	By:	/s/ Robert W. Olson
	Name:	Robert W. Olson
	Title:	Senior Vice President, General Counsel and Secretary
/s/ Joel Raymer	Date:	June 10, 2004

AGREED AND ACCEPTED IN PANAMA,
REPUBLIC OF PANAMA ON JUNE 10, 2004

INVESMAR LIMITED

/s/ Brigida Cabellero de Peña	By:	/s/ Víctor Henríquez Velásquez
	Name:	Víctor Henríquez Velásquez
	Title:	President
/s/ Nazira A. Musa	Date:	June 10, 2004